Exhibit 4.2

                                 FIRST AMENDMENT

                                       TO

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                       OF

                             FRONTIER AIRLINES, INC.

         THIS AMENDMENT is adopted this 19th day of July, 1995, to be effective April 1, 1995, by Frontier Airlines, Inc., a Colorado corporation ("Frontier").

                                    RECITALS:

1. Effective as of April 1, 1994, Frontier adopted the Employee Stock Ownership Plan of Frontier Airlines, Inc. (the "Plan").

2. Pursuant to Section 9.4 of the Plan, Frontier reserved the right and power to amend the Plan from time to time. Pursuant to that right and power, the Plan is hereby amended as set forth below:

                                   AMENDMENTS

1.       Section 1.36 is amended in its entirety to provide as follows:

         "Plan Year" means the 12-month period on which the records of the Plan are kept. The first Plan Year of the Plan is the period from April 1, 1994 through March 31, 1995. The second Plan Year of the Plan shall be the short period from April 1, 1995 through December 31, 1995. The Plan Year of the Plan thereafter shall be the calendar year. The short Plan Year in 1995 shall be treated as a full Plan Year for all purposes of the Plan, but for purposes of such calculations as the Limitation Year and for purposes of computing any restrictions or limitations with respect to the Plan Year, all such restrictions and limitations shall be prorated to reflect the short Plan Year."

2. Subsection 1.44(a) is hereby amended by the addition thereto, at the end of the following:

         "The short Plan Year from April 1, 1995 through December 31, 1995 shall constitute a Year of Service, but the number of Hours of Service required during that Plan Year shall be prorated."

3. Subsection 5.1(a) is hereby amended by the addition, at the end, of the following:

         "Notwithstanding the foregoing, all Participants who shared in the allocation of the Company Contribution for the Plan Year ended March 31, 1995 shall be 100% vested in such Company Contribution."

         IN WITNESS WHEREOF, this First Amendment has been executed as of the date first written above.

                                              FRONTIER AIRLINES, INC.


                                              By:  /s/ Samuel D. Addoms